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                                                                    Exhibit 99.1

COVAD COMMUNICATIONS ANNOUNCES THREE-FOR-TWO STOCK SPLIT

SANTA CLARA, Calif.--(BUSINESS WIRE)--March 7, 2000--Covad Communications Group, Inc. (Nasdaq: COVD) announced today that its Board of Directors has approved a three-for-two split of its Common Stock.

The stock split will be affected as a stock dividend. Stockholders of record at the close of business on March 17, 2000 will be issued a certificate representing one additional share for each two shares of Common Stock held on the record date. The certificates will be distributed on March 31, 2000. Covad Common Stock will begin trading on a split-adjusted basis on April 3, 2000.

About Covad

Covad Communications is the leading national broadband service provider of high-speed Internet and network access utilizing Digital Subscriber Line (DSL) technology. It offers DSL services through Internet Service Providers, telecommunications carriers, enterprises, PC OEMs and ASPs to small and medium-sized businesses and home users. Covad services are currently available across the United States in 62 of the top Metropolitan Statistical Areas (MSAs) and will be available in 100 MSAs by the end of 2000. At that time, Covad's network will reach more than 40 percent of all U.S. homes and 45 percent of all U.S. businesses. Covad Communications and its affiliates, doing business as Covad Communications Company, are wholly owned subsidiaries of Covad Communications Group, Inc. Corporate headquarters is located at 2330 Central Expressway, Santa Clara, CA, 95050. Telephone: 1-888-GO-COVAD. Web Site: www.covad.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of
1995:

The statements contained in this release which are not historical facts may be deemed to contain forward-looking statements, including but not limited to statements regarding the intention to deploy our network in new and existing MSAs and the timing and breadth of coverage in each MSA, and our ability to provide multimedia content. Actual results may differ materially from those anticipated in any forward-looking statements as a result of certain risks and uncertainties, including, without limitation, the company's dependence on incumbent local exchange carriers for collocation, unbundled network elements, transport and other facilities, development of necessary technologies and operations, ability to manage growth of our operations, and the need to raise additional capital. For other risks and uncertainties applicable to our business refer to the Company's Securities and Exchange Commission filings.

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Contact:

     Covad Communications
     Timothy Laehy, 408/844-7500
        or
     Nick Kormeluk, 408/844-7457
     InvestorRelations@covad.com


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